UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 13, 2019

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $8.33 par value	PWOD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  5.02                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On August 13, 2019, the Board of Directors of Penns Woods Bancorp, Inc. (the “Company”) appointed Charles E. Kranich II as a Class 2 Director of the Company to serve until the 2020 annual meeting of shareholders of the Company and Robert Q. Miller as a Class 3 Director of the Company to serve until the 2021 annual meeting of shareholders, and until their respective successors are duly elected and qualified.  Each of Mr. Kranich and Mr. Miller currently serve as directors of the Company’s wholly owned banking subsidiary, Jersey Shore State Bank.

Mr. Kranich, age 49, is the President of Kranich’s Jewelers, which operates four stores in Altoona, Johnstown, and State College, Pennsylvania.

Mr. Miller, age 59, is the President of Miller Brothers Auto Sales, Inc. and Mor Car Rentals, Mill Hall, Pennsylvania.

Mr. Kranich and Mr. Miller will be compensated for services as a director on the same basis as other non-employee directors of the Company and Jersey Shore State Bank, including retainers and board and committee fees.  Neither Mr. Kranich nor Mr. Miller has yet been appointed to any committees of the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: August 15, 2019

	By:	/s/ Brian L. Knepp
Brian L. Knepp
President and Chief Financial Officer